UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2011

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Time Warner Center, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

212-484-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Computation of Ratio of Earnings to Fixed Charges

Time Warner Inc. (“Time Warner” or the “Company”) is filing this Current Report on Form 8-K to file the computation of its ratio of earnings to fixed charges for the six months ended June 30, 2011 and each of the five years from 2006 through 2010 as an exhibit for incorporation by reference into its Registration Statement on Form S-3 (File No. 333-165156) (the “Registration Statement”).

Legal Proceedings

Time Warner is also filing this Current Report on Form 8-K for the purpose of incorporating by reference the following disclosure into the Registration Statement.

Reference is made to the lawsuit filed by Charlie Sheen and 9th Step Productions (collectively, “Sheen”) described on page 40 of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 and page 46 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. On September 26, 2011, the parties reached an agreement to settle all claims asserted by and against Sheen in the litigation and arbitration on terms that are not material to the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
12.1	Computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER INC.

By:	/s/ Pascal Desroches
Name: Pascal Desroches
Title: Senior Vice President and Controller

Date: October 12, 2011

EXHIBIT INDEX

Exhibit	Description
12.1	Computation of ratio of earnings to fixed charges.